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Exhibit 23
                    Consent of Independent Public Accountants

As independent public accountants, we hereby consent to the incorporation of our reports included in this Form 10-K, into the Company's previously filed Registration Statements on Forms S-8, File No. 33-8209, File No. 33-47893, File No. 333-56377, and File No. 333-52614.


ARTHUR ANDERSEN LLP

/s/ Arthur Andersen
-------------------
Cleveland, Ohio

May 7, 2001